                                                                                                                                               Exhibit 99.1

Parkway Properties, Inc.                                                       FOR FURTHER INFORMATION:

188 E. Capitol Street, Suite 1000                                               Steven G. Rogers

Jackson, MS  39201-2195                                                              President & Chief Executive Officer

www.pky.com                                                                           Marshall A. Loeb

(601) 948-4091                                                                             Chief Financial Officer

PARKWAY PROPERTIES, INC. REPORTS FIRST QUARTER 2003 RESULTS

JACKSON, MISSISSIPPI -- May 5, 2003 -- Parkway Properties, Inc. (NYSE:PKY) today announced results for its first quarter ended March 31, 2003.

Consolidated Financial Results

           Net income available to common shareholders for the three months ended March 31, 2003 was $6,100,000 ($.63 per diluted share) compared to $5,510,000 ($.59 per diluted share) for the three months ended March 31, 2002.

           Funds from operations ("FFO") totaled $12,765,000 ($1.22 per diluted share) for the three months ended March 31, 2003 compared to $12,481,000 ($1.22 per diluted share) for the three months ended March 31, 2002.  FFO for the first quarter of 2003 of $1.22 per diluted share represents a 7.0% increase compared to FFO for the fourth quarter of 2002 of $1.14 per diluted share.

           Funds available for distribution ("FAD") totaled $6,363,000 for the three months ended March 31, 2003 compared to $8,385,000 for the three months ended March 31, 2002.

Acquisitions and Sales

           The Company completed the sale of 70% of its investment in Viad Corporate Center to Investcorp International, Inc. on March 6, 2003.  Proceeds from the sale were used to reduce short-term borrowings under the Company's lines of credit pending reinvestment in operating properties.  A gain on the sale of $1,096,000 was recognized in the first quarter.

           On February 11, 2003, the Company closed on the purchase of the Citrus Center, a 258,000 square foot, nineteen-story office building located in the central business district of Orlando, Florida.  The purchase price of $32,000,000 plus $2,590,000 in closing costs and anticipated first year capital expenditures and leasing commissions, represents a cost of $134 per square foot, a 23% discount to the estimated replacement cost, and a going in capitalization rate of 10.4%.  The property was 96.5% leased at the time of closing.

           The Company anticipates closing the sale of 80% of its investment in two suburban Jackson, Mississippi properties to a group of approximately 35 local investors in the second quarter.  The sale values the properties at $16.7 million.  The IBM Building and the River Oaks Plaza comprise approximately 170,000 square feet located in two submarkets.  The Company will continue to manage and lease the properties for a market-based fee and retain a 20% interest ownership interest in the entity that owns the buildings.  The Company anticipates reporting a gain on the sale of approximately $4 million in the second quarter.  Proceeds from the sale will be used to reduce borrowings under the Company's short-term lines of credit pending the reinvestment in operating properties.

Operations and Leasing

           Parkway's customer retention rate for the three months ending March 31, 2003 was 71% compared to 66% for the quarter ending December 31, 2002 and 76% for the quarter ending March 31, 2002.

           As of April 1, 2003, occupancy of the office portfolio was 92.1% compared to 92.3% as of January 1, 2003 and 93.3% as of April 1, 2002.

           During the quarter ending March 31, 2003, leases were renewed or expanded on 315,000 net rentable square feet at an average rental rate increase of 1% and a cost of $.95 per square foot per year of the lease term in committed tenant improvements and leasing commissions.  New leases were signed during the quarter on 99,000 net rentable square feet at a cost of $3.95 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

           Same store assets produced a decrease in net operating income ("NOI") of $712,000 or 3.8% during the quarter compared to the first quarter of 2002.   This decrease in revenue was attributable mainly to a 1.6% decrease in occupancy and a rental rate decrease of $1.39 per square foot.  The increase in operating expenses is mainly attributable to increases in repairs and maintenance, bad debt expense, property taxes and insurance.

           During the quarter, the Company received notice from Burlington Industries that they will be exercising an early termination right on 137,000 square feet at 400 North Belt in Houston, Texas.  The customer will vacate the space effective December 31, 2003.  The Company currently receives $2,314,000 annually in total revenue from this customer.  The Company is aggressively seeking new customers for the space.  A lease termination fee of approximately $300,000 is expected to be recognized in the second quarter.

           During the quarter, the Company renewed First Tennessee Bank's 111,000 square foot lease in Knoxville Tennessee for an additional ten-year term.  The original lease was scheduled to expire in September of 2004 and will now expire in September 2014.  The rental rate increased by approximately $1.00 per square foot on the new lease, which goes into effect October 1, 2004.

           During the first quarter and through May 1, 2003, the Company collected all rents from WorldCom, Inc. or its subsidiaries as called for under current leases.  The Company currently recognizes rental income from these leases on the cash basis.  The Company has executed a three-year lease renewal for 13,000 square feet at One Jackson Place that serves as a network operations center for the Skytel paging network.  In addition, a lease modification for 156,000 square feet at Skytel Center was executed whereby the lease maturity was changed to December 31, 2003.  These leases are being recommended by WorldCom to the bankruptcy judge and affirmation is expected in late third quarter.

Capital Markets and Financing

           The Company's previously announced cash dividend of $.65 per share for the quarter ended March 31, 2003 represents a payout of approximately 53% of FFO per diluted share. The first quarter dividend was paid on March 28, 2003 and equates to an annualized dividend of $2.60 per share, a yield of 6.6% on the closing stock price on May 2, 2003 of $39.22.

           On March 24, 2003 the Company closed on the sale of 690,000 shares of common stock, which included 90,000 shares to cover over-allotments, to Wachovia Securities with proceeds to the Company of $35.25 per share, which represented a 5.625% discount from the New York Stock Exchange closing price on March 17, 2003 of $37.35 per share.  The net proceeds of approximately $24 million from the offering were used to reduce borrowings under the Company's short-term lines of credit pending reinvestment in operating properties.

           Simultaneous with the closing of the sale of 70% of the Company's investment in Viad Corporate Center, the partnership that owns the property closed a $42,500,000 mortgage on the property.  The non-recourse first mortgage is interest-only for a term of two years with three one-year extension options.  The interest rate on the mortgage will vary, but is currently 4.25%.  The interest rate cannot exceed 9.3% during the term of the loan.

           In connection with the purchase of Citrus Center, the Company assumed an existing first mortgage on the property of $19,665,000 with a fixed interest rate of 7.91% that matures August, 2007.  In accordance with generally accepted accounting principles, the mortgage has been recorded at $21,153,000 to reflect the fair value of the financial instrument based on the Company's incremental long term borrowing rate of 6.0%.

           The Company closed an $18,800,000 non-recourse first mortgage secured by two properties in Houston and one property in Phoenix on April 18, 2003.  The interest rate is fixed at 5.27% with a 7-year term and a 25-year amortization, which is interest only for the first three years.

           The Company signed a commitment for an $11,525,000 mortgage on two properties in Jackson, Mississippi.  The interest rate will be fixed at 5.84% and the loan will have a 10-year term and a 28-year amortization.  The Company expects to close on the mortgage simultaneous with the closing of the sale of 80% of its investment in the properties.

           As of March 31, 2003 the Company's debt-to-total market capitalization ratio was 40.7% compared to 44.9% as of December 31, 2002.  The Company anticipates that the debt-to-total market capitalization will increase to approximately 45% upon reinvestment of the proceeds from the joint ventures and equity issuance.

Outlook for 2003

        The Company is forecasting FFO per diluted share of $4.68 to $4.80 and earnings per diluted share of $2.67 to $2.77 for 2003.  Projected earnings per share includes a gain on sale of joint venture interests of approximately $.53 per diluted share.  The principal reason for the decrease in the range of 2003 expected FFO per share is the timing of the reinvestment of the proceeds from the joint ventures and the issuance of common shares.  The following assumptions were used in making this forecast:

       Occupancy in the range of 92% to 93%.

       Same store net operating income growth in the range of zero to a negative 3%.

       Average interest rate of 3.21% on short-term, floating rate debt compared to an average interest       rate of  4.65% in 2002.

       Proceeds from the joint venture of Viad Corporate Center, from the anticipated joint venture of two properties in Jackson and from the issuance of common shares were assumed to be reinvested in operating real estate on July 1, 2003 at an anticipated capitalization rate of 10%.  No additional acquisitions or dispositions were assumed in the 2003 budget.

Steven G. Rogers, President and Chief Executive Officer stated, "Operations for the first quarter were mixed, reflecting a continuation of the difficult office leasing environment.  Occupancy held steady at 92.1% and tenant retention was impacted by the bankruptcy of a 20,000 square foot customer.  I am pleased to report the progress on the financing front resulting in paying down our short-term variable rate debt to one of its lowest levels in several years.  The VALUE2 Plan is off to a strong start with the joint ventures of Viad and the two Jackson properties.  This, coupled with the other positive capital events, enhances our balance sheet."

Additional Information

January 1, 2003 marked the beginning of Parkway's VALUE2 Operating Plan, which will span the three-year period ending December 31, 2005.  This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence.

The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index.  Equity return is defined as growth in FFO per diluted share.

Parkway will conduct a conference call to discuss the results of its first quarter operations on Tuesday, May 6, 2003, at 10:00 am ET.  The number for the conference call is 1-800-289-0493.  A taped replay of the call can be accessed 24 hours a day through May 16, 2003 by dialing 1-888-203-1112, and using the pass code of 747216.  An audio replay will be archived and indexed in the investor relations section of Parkway's website at www.pky.com. A copy of the Company's 2003 first quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091.  Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "1Q Call" Icon.  By clicking on topics in the left margin, you can follow visual representations of the presentation.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website.  The Company's first quarter 2003 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

About Parkway Properties

Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties.  The Company is geographically focused on the Southeastern and Southwestern United States and Chicago.  Parkway owns or has an interest in 56 office properties located in 11 states with an aggregate of approximately 9,889,000 square feet of leasable space as of May 5, 2003.  The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services.

Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:  changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements.  The Company does not undertake to update forward looking statements.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except share data)

	March 31 2003	December 31 2002
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 786,086

		$ 806,000
Accumulated depreciation	(104,550)	(99,449)
	681,536	706,551

Land available for sale	3,528	3,528
Note receivable from Moore Building Associates LP	5,996	5,996
Mortgage loans	867	869
Investment in unconsolidated joint ventures	20,368	15,640
	712,295	732,584

Interest, rents receivable and other assets	27,428	29,759
Cash and cash equivalents	2,158	1,594
Total assets	$ 741,881	$ 763,937

Liabilities
Notes payable to banks	$ 86,231	$ 141,970
Mortgage notes payable without recourse	228,196	209,746
Accounts payable and other liabilities	29,999	35,400
	344,426	387,116
Total liabilities

Stockholders' Equity
8.75% Series A Preferred stock, $.001 par value, 2,760,000 shares authorized and 2,650,000 shares issued and outstanding	66,250	66,250
8.34% Series B Cumulative Convertible Preferred stock, $.001 par value, 2,142,857 shares authorized, issued and outstanding	75,000	75,000
Common stock, $.001 par value, 64,697,143 shares authorized, 10,100,815 and 9,385,420 shares issued and outstanding in 2003 and 2002, respectively	10	9
Common stock held in trust, at cost, 128,000 shares in 2003	(4,321)	-
Additional paid-in capital	224,887	199,979
Accumulated other comprehensive loss	(118)	(170)
Retained earnings	35,747	35,753
Total stockholders' equity	397,455	376,821
Total liabilities and stockholders' equity	$ 741,881	$ 763,937

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended March 31
	2003	2002
	(Unaudited)
Revenues
Income from office and parking properties	$37,057	$40,592
Management company income	461	126
Interest on note receivable from Moore Building Associates LP	202	237
Incentive management fee from Moore Building Associates LP	68	60
Equity in earnings of unconsolidated joint ventures	431	16
Other income and deferred gains	206	49
	38,425	41,080
Expenses
Office and parking properties:
Operating expense	16,562	16,928
Interest expense:
Contractual	3,970	5,544
Prepayment expenses	-	18
Amortization of loan costs	57	83
Depreciation and amortization	7,354	6,972
Operating expense for other real estate properties	10	9
Interest expense on bank notes:
Contractual	1,029	1,479
Amortization of loan costs	177	112
Management company expenses	66	96
General and administrative	1,182	1,316
	30,407	32,557

Income before gain and minority interest	8,018	8,523

Gain on sale of joint venture interest	1,096	-
Minority interest - unit holders	(1)	-

Net income	9,113	8,523

Dividends on preferred stock	(1,449)	(1,449)
Dividends on convertible preferred stock	(1,564)	(1,564)
Net income available to common stockholders	$ 6,100	$ 5,510

Net income per common share:
Basic	$ 0.65	$ 0.60
Diluted	$ 0.63	$ 0.59

Dividends per common share	$ 0.65	$ 0.63

Weighted average shares outstanding:
Basic	9,449	9,254
Diluted	9,610	9,401

In accordance with SFAS 145 "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", effective for fiscal years beginning after May 15, 2002, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods shall be reclassified.  All such amounts recognized by Parkway have been reclassified to "Interest expense - prepayment expenses".

PARKWAY PROPERTIES, INC.
FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
(In thousands)

	Three Months Ended March 31
	2003	2002
	(Unaudited)
Net income	$ 9,113	$ 8,523
Adjustments to net income:
Preferred dividends	(1,449)	(1,449)
Convertible preferred dividends	(1,564)	(1,564)
Depreciation and amortization	7,354	6,972
Adjustments for unconsolidated joint ventures	409	2
Amortization of deferred gains	(3)	(3)
Minority interest - unit holders	1	-
Gain on sale of joint venture interest	(1,096)	-
Funds from operations (1)	$12,765	$ 12,481

Funds available for distribution:
Funds from operations	$12,765	$ 12,481
Add (deduct):
Adjustments for unconsolidated joint ventures	(446)	-
Straight-line rents	(516)	(698)
Amortization of restricted stock grants	-	548
Cash expenditures for capital expenditures
Building improvements	(1,742)	(372)
Tenant improvements - new leases	(1,043)	(920)
Tenant improvements - lease renewals	(1,748)	(726)
Leasing costs - new leases	(222)	(1,696)
Leasing costs - lease renewals	(685)	(232)
Funds available for distribution (1)	$ 6,363	$ 8,385

Basic per common share/unit information
FFO per share	$ 1.35	$ 1.35
Dividends paid	$ 0.65	$ 0.63

Diluted per common share/unit information (**)
FFO per share	$ 1.22	$ 1.22

Weighed average shares/units outstanding
Basic common shares/units outstanding	9,450	9,256
Diluted common shares/units outstanding	11,755	11,545

Dividend payout ratios for common stock
Funds from operations	53.32%	51.79%

Other supplemental information
Leasing commissions amortized	$ 728	$ 437
Upgrades on acquisitions	$ 486	$ 1,088
Balance of bank borrowings	$ 86,231	$ 131,899

**Information for diluted computations:
Convertible preferred dividends	$ 1,564	$ 1,564
Convertible preferred shares outstanding	2,143	2,143
Dilutive effect of stock options	161	147

(1)     FFO and FAD is included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT.  These measures, along with cash flow from operating activities, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs.

Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO increased by amortization of restricted stock grants and reduced by straight line rents, non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

 PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
(In thousands)

	Three Months Ended March 31
	2003	2002
	(Unaudited)
Net income	$ 9,113	$ 8,523
Adjustments to net income:
Interest expense	4,999	7,023
Amortization of financing costs	234	195
Prepayment expenses - early extinguishment of debt	-	18
Depreciation and amortization	7,354	6,972
Amortization of deferred compensation	-	548
Gain on sale of joint venture interest	(1,096)	-
Tax expenses	40	31
EBITDA - unconsolidated joint ventures	1,166	9
EBITDA (1)	$21,810	$23,319

Interest coverage ratio:
EBITDA	$21,810	$23,319
Interest expense:
Interest expense	$ 4,999	$ 7,023
Interest expense - unconsolidated joint ventures	609	7
Total interest expense	$ 5,608	$ 7,030
Interest coverage ratio	3.89	3.32

Fixed charge coverage ratio:
EBITDA	$21,810	$23,319
Fixed charges:
Interest expense	$ 5,608	$ 7,030
Preferred dividends	3,013	3,013
Preferred distributions - unconsolidated joint ventures	128	-
Principal payments (excluding early extinguishment of debt)	2,705	2,567
Principal payments - unconsolidated joint ventures	136	8
Total fixed charges	$11,590	$12,618
Fixed charge coverage ratio	1.88	1.85

        (1)   EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization.  We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.  EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
(In thousands, except number of properties data)

	Number of	Percentage	Net Operating Income		Occupancy
	Properties	of Portfolio (1)	2003	2002	2003	2002
Same Store Properties	49	87.98%	$18,031	$18,743	92.3%	93.9%
2002 Acquisitions	4	4.17%	855	-	86.0%	N/A
2003 Acquisitions	1	2.11%	433	-	95.5%	N/A
Assets Sold	-	5.74%	1,176	4,921	N/A	N/A
Net Operating Income from
Office and Parking Properties	54	100.00%	$20,495	$23,664

(1)     Percentage of portfolio based on 2003 net operating income.

(2)     Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended March 31, 2003 and 2002.  Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties.  SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.  SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.  The following table is a reconciliation of net income to SSNOI:

	Three Months Ended March 31
	2003	2002
Net income	$ 9,113	$ 8,523
Add (deduct):
Interest expense	5,233	7,236
Depreciation and amortization	7,354	6,972
Operating expense for other real estate properties	10	9
Management company expenses	66	96
General and administrative expenses	1,182	1,316
Gain on sale of joint venture interest	(1,096)	-
Minority interest - unit holders	1	-
Management company income	(461)	(126)
Interest income	(202)	(237)
Incentive management fee income	(68)	(60)
Equity in earnings of unconsolidated joint ventures	(431)	(16)
Other income and deferred gains	(206)	(49)
Net operating income from office and parking properties	20,495	23,664
Less: Net operating income from non same store properties	(2,464)	(4,921)
Same Store net operating income	$18,031	$18,743